Exhibit (h)(1)(i)

APPENDIX A

Funds and Portfolios

Dated July 17, 2006

IXIS Advisor Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

IXIS Cash Management Trust – Money Market Series (formerly CDC Nvest Cash Management Trust – Money Market Series)

IXIS Advisor Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

IXIS U.S. Diversified Portfolio (formerly, CDC Nvest Star Advisers Fund)

IXIS Value Fund (formerly, CDC Nvest Star Value Fund)

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Westpeak Capital Growth Fund

IXIS Income Diversified Portfolio

IXIS Advisor Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

Loomis Sayles Massachusetts Tax Free Income Fund

IXIS Advisor Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Focused Value Fund

IXIS Equity Diversified Portfolio

IXIS Moderate Diversified Portfolio (formerly, CDC IXIS Moderate Diversified Portfolio)

IXIS Advisor Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Aggressive Growth Fund

Loomis Sayles Global Markets Fund (formerly, Loomis Sayles Worldwide Fund)

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund (except for Class J shares)

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Municipal Income Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Tax-Managed Equity Fund

Loomis Sayles Value Fund

IXIS ADVISOR CASH MANAGEMENT TRUST

IXIS ADVISOR FUNDS TRUST I

IXIS ADVISOR FUNDS TRUST II

IXIS ADVISOR FUNDS TRUST III

IXIS ADVISOR FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ John E. Pelletier	By:	/s/ Charles P Ragusa

Name:	John E. Pelletier	Name:	Charles P Ragusa

Title:	Chief Operating Officer	Title:	Vice President
As an Authorized Officer on behalf of each of the Funds listed above.